Exhibit 3.85

STATE OF MAINE

ARTICLES OF AMENDMENT

(Amendment by Shareholders

Voting as One Class)

OF

CLIFFORD W. PERHAM, INC.

Pursuant to 13-A MRSA § § 805 and 807, the undersigned corporation adopts these Articles of Amendment.

FIRST: All outstanding shares of the corporation were entitled to vote on the following amendment as one class.

SECOND: The amendment to the Articles of Incorporation of the corporation set out in Exhibit A attached hereto was adopted by the shareholders thereof at a meeting legally called and held on March 28, 1988.

THIRD: On said date, the number of shares outstanding and entitled to vote on such amendment, and the number of shares voted for and against said amendment, respectively, were as follows:

	Number of Shares Outstanding and Entitled to Vote	Voted For	Voted Against
	11	11	0
Totals	11	11	0

FOURTH: If such amendment provides for exchange, reclassification or cancellation of issued shares, the manner in which the same shall be effected is contained in Exhibit B attached hereto, if it is not set forth in the amendment itself.

* FIFTH: If such amendment effects a change in the number or par values of authorized shares the number of shares which the corporation has authority to issue after giving effect to such amendment is as follows:

Class	Series (If Any)	Number of Shares	Par Value (If Any)

The aggregate par value of all such shares (of all classes and series) having par value is $                     .

The total number of all such shares (of all classes and series) without par value is                      shares.

SIXTH: The address of the registered office of the corporation in the State of Maine is 12 Portland Pier,

Portland, Maine
(street, city and zip code)

Dated:	March 29, 1988

CLIFFORD W. PERHAM, INC.
(state of corporation)

Legibly print or type name and capacity of all signers. 13-A MRSA §104.	By	/s/ Robert C. Robinson (signature) Robert C. Robinson, Clerk
(type or print name and capacity)

I certify that I have custody of the minutes	By
showing the above action by the shareholders.		(signature)

/s/ Robert C. Robinson
(signature of clerk, secretary or asst. secretary)		(type or print name and capacity)
Robert C. Robinson, Clerk

NOTE:	This form should not be used if any class of shares entitled-to vote as a separate class for any of the reasons set out in §806 , or because the articles so provide. For vote necessary for adoption see § 805.

EXHIBIT A

The business and property of the Corporation shall be managed by a Board of not less than one (1) nor more than seven (7) Directors, who shall be elected by the Stockholders. Directors need not be stockholders; and Directors shall receive no compensation for services as Directors. (See §703 1.A.)

*	To be completed only if Exhibit A or B do not give this required information.
**	The name of the corporation should be typed, and the document must be signed by (1) the Clerk or (2) by the President or a vice-president and by the Secretary or an assistant secretary or such other officer as the bylaws may designate as a second certifying officer or (3) if there are no such officers, then by a majority of the directors or by such directors as may be designated by a majority of directors then is office or (4) if there are no such directors , then by the holders, or such of them as may be designated by the holders, of record of a majority of all outstanding shares entitled to vote thereon or (5) by the holders of all of the outstanding shares of the corporation.

FORM NO. MBCA-9 Rev. 11.79

STATE OF MAINE

ARTICLES OF INCORPORATION

OF

CLIFFORD W. PERHAM, INC.

(insert corporate name)

Pursuant to 13–A MRSA §403, the undersigned, acting as incorporation(s) of a corporation, adopt(s) the following Articles of Incorporation:

FIRST: The name of the corporation is CLIFFORD W. PERHAM, INC.

SECOND: The name of its Clerk and the address of its registered office shall be:

Name Robert C. Robinson

Street & Number 120 Exchange Street

City Portland, Maine 04111

THIRD: (“X” one box only)

☒ a.	The number of directors constituting the initial board of directors of the corporation is 3

b.	If the initial directors have been selected, the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

Name	Address
Robert C. Robinson	Longmeadow Road, Cumberland Foreside, Maine

Margaret F. Flaherty	276 Foreside Rd., Falmouth Foreside, Maine

Ruth B. Grew	13 Kincaid St., South Portland, Maine

☐	There shall be no directors initially: the shares of the corporation will not be sold to more than twenty (20) persons; the business of the corporation will be managed by the shareholders.

FOURTH: (“X” one box only)

The board of directors is ☒ is not ☐ authorized to increase or decrease the number of directors.

If the board is so authorized, the minimum number, if any, shall be 3 directors, and the maximum number, if any, shall be 7 directors.

FIFTH: (“X” one box only)

☒	There shall be only one class of shares:

Par value of each share (if none, so state) $100.00

Number of shares authorized 500

☐	There shall be two or more classes of shares

The information required by §403 concerning each such class is set out in Exhibit             attached hereto and made a part hereof

SUMMARY

The aggregate par value of all authorized shares (of all classes) having a par value is $ 50,000.00

The total number of authorized shares (of all classes) without par value is None shares.

SIXTH: (“X” one box only)

Meetings of the shareholders may ☐ may not ☒ be held outside the State of Maine.

SEVENTH: Other provisions of these articles, if any, including provisions for the regulation of the internal affairs of the corporation, are set out in Exhibit             attached hereto, and made a part hereof.

Dated: February 1, 1972

INCORPORATORS		RESIDENCE ADDRESSES

Robert C. Robinson	Street	Longmeadow Road

/s/ Robert C. Robinson		Cumberland Foreside, Maine 04021
(type or print name)		(city, state and zip code)

Margaret F. Flaherty	Street	276 Foreside Road

/s/ Margaret F. Flaherty		Falmouth Foreside, Maine 04105
(type or print name)		(city, state and zip code)

Ruth B. Grew	Street	13 Kincaid Street

/s/ Ruth B. Grew		South Portland, Maine 04106
(type or print name)		(city, state and zip code)

For Corporate Incorporators
Street

By
(city, state and zip code)

(type or print name and capacity)

Articles are to be executed as follows:

If a corporation is an incorporator (§402), the name of the corporation should be typed and signed on its behalf by an officer of the corporation. The address of the principal place of business of the incorporator corporation should be given. The articles of incorporation must be accompanied by a certificate of an appropriate officer of the corporation certifying that the person executing the articles on behalf of the corporation was duty authorized to do so.

FORM NO. MBCA-6